EXHIBIT 99.2

Grant Park Fund December 2019 Update
January 29, 2020

Class	Dec ROR	YTD ROR	Net Asset Value	Net Asset Value per Unit
A	0.93%	4.85%	$4.02	$992.104
B	0.88%	4.23%	$41.82	$799.784
Legacy 1	1.12%	7.20%	$0.41	$832.278
Legacy 2	1.10%	6.87%	$0.33	$808.272
Global 1	1.16%	7.65%	$15.59	$836.867
Global 2	1.14%	7.47%	$0.69	$815.993
Global 3	1.00%	5.73%	$0.32	$677.285
ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

Sector Commentary

Overall Fund performance was positive, led by gains in the equities, metals, energies and grains and foods sectors.  Losses in the fixed income and currencies sectors partially offset trading profits.

Positive performance in equities was driven by positions in the FTSE, MSCI EM, Nasdaq and Hang Seng indices.  Performance in metals was driven by positions in gold and platinum.  Gains in energies were led by positions in brent oil and crude oil.  Losses in heating oil and gas oil positions offset some of the gains.  Performance in grains and foods was slightly positive, as gains in positions in wheat, cotton and soybean oil were mostly offset by losses in soybean meal, soybeans and cocoa.

Negative performance in the fixed income sector was driven by positions in the Bund, U.S. Treasury Bond and Euro OAT Futures. Performance in the currencies sector was negative and led by positions in foreign exchange of the U.S. dollar against the euro, euro and the Australian dollar.

Additional Information:   Grant Park  no longer offers units for sale in connection with the prospectus that forms its registration statement on Form S-1 (Reg. No. 333-223480), which was initially filed with the Securities and Exchange Commission on July 13, 2018.  For existing investors in Grant Park, business continues to be conducted as usual.  There was no change in the trading, operations, or monthly statements, etc., and redemption requests continue to be offered on a monthly basis.  For the Fund’s monthly Account Statement, including the net asset value per unit, and related information, please visit our website at grantparkfunds.com.

Sincerely,

David Kavanagh
President

Daily fund performance and weekly commentaries are available on our website at grantparkfunds.com.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH AN OFFER, SOLICITATION OR SALE
WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION OFFERING BY PROSPECTUS ONLY.

Account Statement
(Prepared from books without audit)
For the month ended December 31, 2019

STATEMENT OF INCOME
Trading Income (Loss)	Monthly Performance	Year to Date Performance
Realized Trading Income (Loss)	$761,364	$7,797,625
Change In Unrealized Income (Loss)	81,197	-179,196
Brokerage Commission	-8,800	-186,161
Exchange, Clearing Fee and NFA Charges	0	0
Other Trading Costs	-67,058	-851,717
Change in Accrued Commission	116	8,755
Net Trading Income (Loss)	766,819	6,589,306

Other Income	Monthly Performance	Year to Date Performance
Interest, U.S. Obligations	$56,469	$818,348
Interest, Other	36,157	338,068
Income from Securities	0	2,216
Dividend Income	0	0
Total Income (Loss)	859,445	7,747,938

Expenses	Monthly Performance	Year to Date Performance
Management Fee	$0	$0
Incentive Fee	-22,953	402,188
Operating Expenses	13,495	179,164
Organization and Offering Expenses	15,480	205,948
Brokerage Expenses	243,025	3,249,780
Dividend Expenses	0	0
Total Expenses	249,047	4,037,080

Net Income (Loss)	$610,398	$3,710,858

Statement of Changes in Net Asset Value	Monthly Performance	Year to Date Performance
Beginning Balance	$63,847,347	$77,934,699
Additions	0	0
Net Income (Loss)	610,398	3,710,858
Redemptions	-1,271,838	-18,459,650
Balance at December 31, 2019	$63,185,907	$63,185,907

PERFORMANCE SUMMARY BY CLASS
Class	Net Asset Value per Unit	Units	Net Asset Value	Monthly ROR	Year to Date ROR
A	$992.104	4,047.68346	$4,015,721	0.93%	4.85%
B	$799.784	52,290.81983	$41,821,340	0.88%	4.23%
Legacy 1	$832.278	497.72146	$414,243	1.12%	7.20%
Legacy 2	$808.272	403.67688	$326,281	1.10%	6.87%
Global 1	$836.867	18,633.94544	$15,594,131	1.16%	7.65%
Global 2	$815.993	846.78492	$690,971	1.14%	7.47%
Global 3	$677.285	477.23010	$323,221	1.00%	5.73%

To the best of my knowledge and belief the information contained herein is accurate and complete.

__________________________________________________________
David Kavanagh, President
For Dearborn Capital Management, LLC
General Partner of Grant Park Futures Fund, Limited Partnership